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                                                                     Exhibit 6.1

                                 AMENDMENT TO
                             DISTRIBUTION AGREEMENT
                                    between
                             ACORN INVESTMENT TRUST
                                      and
                         WAM BROKERAGE SERVICES, L.L.C.

     This Amendment to the Distribution Agreement is made this _____ day of ___________, 1998 by and between ACORN INVESTMENT TRUST, a business trust organized and existing under the laws of the Commonwealth of Massachusetts ("Acorn") and WAM BROKERAGE SERVICES, L.L.C., a limited liability company organized and existing under the laws of the State of Illinois ("WAM BD").

                                    RECITALS

     Acorn and WAM BD entered into a Distribution Agreement (the "Agreement") dated January 1, 1998 by which Acorn appointed WAM BD as principal underwriter of its Shares.

     The Agreement defines Shares as the "shares of beneficial interest...which currently are divided into three series, Acorn Fund, Acorn International and Acorn USA, and including shares of any additional series which may from time to time be offered for sale to the public."

     Acorn has designated and wishes to offer for sale to the public shares of two additional series, Acorn Twenty and Acorn Foreign Fifty, and may from time to time hereafter wish to offer for sale to the public shares of yet additional series.

     Acorn has entered into an investment advisory agreement dated January 1, 1998 with Wanger Asset Management, L.P. ("WAM"), an affiliate of WAM BD, pursuant to which WAM has agreed to pay all expenses incurred in the sale and promotion of shares of Acorn.

     THEREFORE, Acorn and WAM BD agree:

     As used in the Distribution Agreement, "Shares" shall include the shares of beneficial interest of the series of Acorn designated Acorn Twenty and Acorn Foreign Fifty.
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ATTEST:                                 WAM BROKERAGE SERVICES, L.L.C.


                                        By:
---------------------------------          ---------------------------------
Secretary                                  Bruce H. Lauer, President

ATTEST:                                 ACORN INVESTMENT TRUST


                                        By:
---------------------------------          ---------------------------------
Secretary                                  Ralph Wanger, President


ACKNOWLEDGED:

WANGER ASSET MANAGEMENT, L.P.


By:
   ------------------------------
   Ralph Wanger

ATTEST:



---------------------------------
Secretary